Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
(Including the associated preferred share purchase rights)
of
Gateway, Inc.
at
$1.90 Net Per Share
by
Galaxy Acquisition Corp.,
wholly owned subsidiary of
Acer Inc.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of January 19, 2000, as amended, between Gateway, Inc., a Delaware corporation (“Gateway”) and UMB Bank, N.A. (collectively, the “Shares” and each share thereof a “Share”), of Gateway are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Citibank, N.A. (the “Depositary”), before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 “Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:
Citibank, N.A.

By Mail:		By Overnight Mail:
Computershare	By Facsimile Transmission:	Computershare
Attn: Corporate Actions	(For Eligible Institutions Only)	Attn: Corporate Actions
Voluntary Offer		Voluntary Offer
P.O. Box 43011	(617) 360-6810	250 Royall Street
Providence, RI 02940-3011	Confirm Facsimile Transmission:	Canton, MA 02021
(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Galaxy Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Acer Inc., a corporation organized under the laws of the Republic of China, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 4, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

(Please Print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Dated:

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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